NEWS RELEASE
Arlo Reports Second Quarter 2026 Results

Record total revenue of $156 million, growing 21% year over year

Record subscriptions and services revenue of $93 million, growing 19% year over year

GAAP gross margin of 48%, growing 330 basis points and record non-GAAP gross margin(1) of 51%, growing 480 basis points year over year

GAAP net income of $3 million and record adjusted EBITDA(1) of $31 million; adjusted EBITDA margin of 20%

GAAP EPS of $0.03 and non-GAAP EPS of $0.28

Carlsbad, California – August 6, 2026 – Arlo Technologies, Inc. (NYSE: ARLO), a leading smart home security platform company, today reported financial results for the second quarter ended June 28, 2026.

“We delivered outstanding financial results in the period with record total revenue of $156 million, up 21% year over year and record adjusted EBITDA of $31 million with EBITDA margin of 20%. Continued strength in subscriptions and services revenue drove the top and bottom-line growth, resulting in record levels of both consolidated non-GAAP gross margin and non-GAAP net income. As a result, we are increasing our annual guidance on both total revenue and EPS for the year,” said Matthew McRae, Chief Executive Officer of Arlo Technologies. “Our operational execution is best-in-class, and the Arlo brand gained further recognition on Newsweek’s list of the Most Trustworthy Companies in America. We are proud that our exceptional user experience and trusted lifelong customer relationships are catalysts for our strategic partners to make Arlo their trusted technology brand of choice for safety and security solutions.”

Financial Summary

•Record subscriptions and services revenue of $93.0 million, growing 19.0% year over year, accounting for 59.7% of total revenues.
•Ended with annual recurring revenue (ARR)(2) of $365.0 million, growing 15.6% year over year.
•GAAP subscriptions and services gross margin of 81.1% and non-GAAP subscriptions and services gross margin of 84.1%.
•GAAP gross margin of 48.2% and record non-GAAP gross margin of 50.6%; growing 330 and 480 basis points year over year, respectively.
•Record adjusted EBITDA of $30.6 million, up 70.3% year over year with adjusted EBITDA margin of 19.6%.
•GAAP EPS of $0.03 and non-GAAP EPS of $0.28, including the tariff refund impact of $0.07.
•Cumulative paid accounts increased to 6.3 million, growing 23.2% year over year.
•Free cash flow (FCF)(3) of $33.9 million with FCF margin of 11.1% in the first half of 2026.
•Cash and cash equivalents and short-term investments of $141.1 million, including the cash outflows for the acquisition of Aloe Care Health and stock repurchases.

Business Highlights

•Repurchased $22 million of common stock during the second quarter, as part of the authorized stock repurchase program of $50 million.
•Recognized by Newsweek as one of the Most Trustworthy Companies in America for 2026 in the Appliances and Electronics Category.
•Announced expanded partnership between Aloe Care Health and Home Helpers Home Care to deploy a new AI-powered wellness service.

	Three Months Ended			Six Months Ended
	June 28, 2026	March 29, 2026	June 29, 2025	June 28, 2026	June 29, 2025
	(In thousands, except percentage and per share data)
Revenue	$155,937	$150,382	$129,405	$306,319	$248,471
GAAP gross margin	48.2%	48.3%	44.9%	48.3%	44.6%
Non-GAAP gross margin (1)	50.6%	50.1%	45.8%	50.3%	45.7%
GAAP EPS - diluted	$0.03	$0.13	$0.03	$0.16	$0.02
Non-GAAP EPS - diluted (1)	$0.28	$0.28	$0.17	$0.56	$0.33
_________________________
(1)    Reconciliation of financial measures computed on a GAAP basis to the most directly comparable financial measures computed on a non-GAAP basis is provided at the end of this press release.

(2)    ARR represents and is defined as the annualized paid subscriptions and services revenue we expect to recognize from subscription contracts, as calculated by taking the average paid subscriptions and services revenue per paid account of the reporting period multiplied by the number of paid accounts at the end of the reporting period.

(3)     FCF is calculated as net cash provided by operating activities less capital expenditures. FCF margin is the FCF divided by revenue.

The third quarter and full year 2026 Outlook (4) (5)

A reconciliation of our outlook on a GAAP and non-GAAP basis is provided for the three months ended September 27, 2026 and full year 2026 in the following table:

	Third Quarter 2026		Full Year 2026
	Revenue	EPS - diluted	Revenue	EPS - diluted
	(In millions)		(In millions)
GAAP	$140 - $150	$(0.06) - $0.00	$580 - $600	$0.11 - $0.21
Adjustments for stock-based compensation expense and others	—	$0.23	—	$0.79
Non-GAAP	$140 - $150	$0.17 - $0.23	$580 - $600	$0.90 - $1.00
_________________________
(4)    The outlook does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: litigation reserves, net; impairment charges; discrete tax benefits or detriments relating to tax windfalls or shortfalls from equity awards; and any additional impacts relating to the implementation of U.S. tax reform. New material income and expense items such as these could have a significant effect on our guidance and future results.

(5)    The current global tariff environment is uncertain. Our products are manufactured outside the U.S., and consequently tariffs increase our product costs, which could impact our sales and reduce our product margin. The non-GAAP EPS outlook range above includes an expected tariff refund, all of which we expect will be reinvested in growth initiatives to support our subscriptions and services business.

Investor Conference Call / Webcast Details

Arlo will review the second quarter 2026 results and discuss management’s expectations for the third quarter and full year 2026 today, Thursday, August 6, 2026 at 5:00 p.m. ET (2:00 p.m. PT). To view the accompanying presentation, a live webcast of the conference call will be available on Arlo’s Investor Relations website at https://investor.arlo.com. The toll-free dial-in number for the live audio call is (833) 461-5787. The international dial-in number for the live audio call is (585) 542-9983. The conference ID for the call is 430549116. A replay of the call will be available via the web at https://investor.arlo.com.

About Arlo Technologies, Inc.

Arlo is an award-winning, industry leader that is transforming the ways in which people can protect everything that matters to them with advanced home, business, and personal security solutions. Arlo’s deep expertise in AI- and CV-powered analytics, cloud services, user experience and product design, and innovative wireless and RF connectivity enables the delivery of a seamless, smart security experience for Arlo users that is easy to set up and interact with every day. Arlo’s cloud-based platform provides users with visibility, insight and a powerful means to help protect and connect in real-time with the people and things that matter most, from any location with a Wi-Fi or a cellular connection. Arlo has recently launched several categories of award-winning connected devices, software and services. These include wire-free, smart Wi-Fi and LTE-enabled security cameras, video doorbells, floodlights, security system, and Arlo’s subscription service, Arlo Secure.

With a mission to bring users peace of mind, Arlo is as passionate about protecting user privacy as it is about safeguarding homes and families. Arlo is committed to implementing industry standards for data protection designed to keep users’ personal information private and in their control. Arlo provides enhanced controls for user data, supports privacy legislation, keeps user data safely secure, and puts security at the forefront of company culture.

© 2026 Arlo Technologies, Inc., Arlo and the Arlo logo are trademarks and/or registered trademarks of Arlo Technologies, Inc. and/or certain of its affiliates in the United States and/or other countries. Other brand and product names are for identification purposes only and may be trademarks or registered trademarks of their respective holder(s). The information contained herein is subject to change without notice. Arlo shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:

Arlo Investor Relations
Tahmin Clarke
investors@arlo.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995 for Arlo Technologies, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent our expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding our potential future business, operating performance and financial condition, including descriptions of our expected revenue and profitability, GAAP and non-GAAP gross margins, adjusted EBITDA and adjusted EBITDA margins, tax rates, expenses, cash outlook, free cash flow and free cash flow margins; expectations regarding our increased annual guidance on total revenue and earnings per share for 2026; expectations regarding our brand recognition continuing to gain traction; expectations regarding our strategic objectives and initiatives; expectations regarding the realization of returns on our strategic investments and partnerships; and others. These statements are based on management’s current expectations and are subject to certain risks and uncertainties, including the following: future demand for our products may be lower than anticipated, including due to inflation, fluctuating consumer confidence, banking failures and high interest rates; we may be unsuccessful in developing and expanding our sales and marketing capabilities; we may not be able to increase sales of our paid subscription services; consumers may choose not to adopt our new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; we may be unsuccessful or experience delays in manufacturing and distributing our new and existing products; we may fail to manage costs and cost saving initiatives, the cost of developing new products and manufacturing and distribution of our existing offerings; we may fail to successfully integrate acquired businesses, technologies or personnel, or to realize the anticipated benefits, synergies or cost savings from our recent acquisitions; we may experience difficulties retaining key employees of acquired companies; the costs and management attention associated with the integration of acquired businesses may be greater than anticipated; and we may not realize the expected returns on our future strategic investments, if any. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Under the current U.S. administration, tariffs, and retaliatory tariffs imposed by other nations, have created a dynamic and unpredictable trade landscape, which is adversely impacting, and may continue to adversely impact, our business. Current or future tariffs impacting our products, which are manufactured outside of the United States, have raised and may further raise our product costs. In addition, other trade restrictions could negatively impact our ability to obtain finished products from our ex-U.S. manufacturers and suppliers and, therefore, delay or impede our product deliveries. Tariff-related cost pressures and supply chain disruptions may lead to reputational harm if we are unable to deliver products or services on expected timelines or if any price increases are poorly received by customers or business partners. Furthermore, ongoing uncertainty regarding trade disputes and other political tensions between the United States and other countries, including in Asia, may also exacerbate unfavorable macroeconomic conditions, which may negatively impact international customer demand for our products or services and may lead to increased preference for local competitors. While we continue to monitor these developments, the full impact of these risks remains uncertain, and any prolonged economic downturn, escalation in trade tensions or deterioration in international perception of U.S.-based companies could materially and adversely affect our business, results of operations and financial condition.

Further information on potential risk factors that could affect our business are detailed in our periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors” in the most recently filed Annual Report and Quarterly Report filed with the Securities and Exchange Commission (the “SEC”) and subsequent filings with the SEC. Given these circumstances, you should not place undue reliance on these forward-looking statements. We undertake no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures:

To supplement our unaudited financial data prepared on a basis consistent with U.S. Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income and non-GAAP earnings per diluted share. These supplemental measures exclude adjustments for stock-based compensation expense, amortization of intangible assets, acquisition-related expense, gain on sale of long-term investment, amortization of software development cost, depreciation expenses, and the related tax effects. In addition, we use free cash flow as a non-GAAP measure when assessing the sources of liquidity, capital resources, and quality of earnings. We believe that free cash flow is helpful in understanding our capital requirements and provides an additional means to reflect the cash flow trends in our business.

These non-GAAP measures are not in accordance with, or an alternative for GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP measures, provide useful information to investors by offering:

•the ability to make more meaningful period-to-period comparisons of our on-going operating results;
•the ability to better identify trends in our underlying business and perform related trend analyses;
•a better understanding of how management plans and measures our underlying business; and
•an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Stock-based compensation expense consists of non-cash charges for the estimated fair value of restricted stock units , performance-based restricted stock units, and shares under the employee stock purchase plan granted to employees, and the payroll taxes associated with stock-based compensation. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Other non-GAAP items are the result of either unique or unplanned events, including, when applicable: amortization of intangible assets, acquisition-related expense, gain on sale of long-term investment, amortization of software development cost, depreciation expenses, and the related tax effects. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that often arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Source: Arlo-F

***Financial Tables

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	As of
	June 28, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$101,382	$146,440
Short-term investments	39,749	19,985
Accounts receivable, net	63,607	39,666
Inventories	48,415	41,185
Restricted cash	1,920	—
Prepaid expenses and other current assets	17,577	13,210
Total current assets	272,650	260,486
Property and equipment, net	15,976	13,158
Operating lease right-of-use assets, net	8,180	9,195
Goodwill	47,936	11,038
Intangible assets, net	25,713	—
Long-term investment	—	12,500
Other non-current assets	4,127	4,171
Total assets	$374,582	$310,548

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$50,832	$42,826
Deferred revenue	50,842	37,139
Accrued liabilities	92,782	92,372
Total current liabilities	194,456	172,337
Non-current operating lease liabilities	5,716	6,743
Other non-current liabilities	15,885	3,627
Total liabilities	216,057	182,707
Commitments and contingencies
Stockholders’ Equity:
Preferred stock: $0.001 par value; 50,000,000 shares authorized; none issued or outstanding	—	—
Common stock: $0.001 par value; 500,000,000 shares authorized; shares issued and outstanding: 107,560,075 at June 28, 2026 and 105,030,947 at December 31, 2025	107	105
Additional paid-in capital	523,552	510,759
Accumulated other comprehensive income	—	16
Accumulated deficit	(365,134)	(383,039)
Total stockholders’ equity	158,525	127,841
Total liabilities and stockholders’ equity	$374,582	$310,548

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except percentage and per share data)

	Three Months Ended			Six Months Ended
	June 28, 2026	March 29, 2026	June 29, 2025	June 28, 2026	June 29, 2025
Revenue:
Subscriptions and services	$93,047	$90,099	$78,175	$183,146	$147,024
Products	62,890	60,283	51,230	123,173	101,447
Total revenue	155,937	150,382	129,405	306,319	248,471
Cost of revenue:
Subscriptions and services	17,582	14,682	12,235	32,264	24,500
Products	63,139	63,032	59,095	126,171	113,169
Total cost of revenue	80,721	77,714	71,330	158,435	137,669
Gross profit	75,216	72,668	58,075	147,884	110,802
Gross margin	48.2%	48.3%	44.9%	48.3%	44.6%
Operating expenses:
Research and development	23,658	22,814	18,489	46,472	34,654
Sales and marketing	24,085	22,654	21,103	46,739	41,306
General and administrative	23,128	18,207	16,334	41,335	34,119
Other operating expense	1,889	1,435	216	3,324	241
Total operating expenses	72,760	65,110	56,142	137,870	110,320
Income from operations	2,456	7,558	1,933	10,014	482
Operating margin	1.6%	5.0%	1.5%	3.3%	0.2%
Other income, net:
Gain on sale of long-term investment	—	6,423	—	6,423	—
Interest income, net	979	1,241	1,344	2,220	2,660
Other income (expense), net	25	70	(407)	95	(605)
Total other income, net	1,004	7,734	937	8,738	2,055
Income before income taxes	3,460	15,292	2,870	18,752	2,537
Provision (benefit) for income taxes	432	415	(254)	847	248
Net income	$3,028	$14,877	$3,124	$17,905	$2,289

Earnings per share:
Basic	$0.03	$0.14	$0.03	$0.17	$0.02
Diluted	$0.03	$0.13	$0.03	$0.16	$0.02
Weighted-average common shares outstanding:
Basic	108,123	106,995	103,885	107,569	103,060
Diluted	110,819	110,488	108,061	111,094	107,692

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six Months Ended
	June 28, 2026	June 29, 2025
Cash flows from operating activities:
Net income	$17,905	$2,289
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense, net of amounts capitalized	41,444	31,995
Depreciation and amortization	4,625	1,687
Gain on sale of long-term investment	(6,423)	—
Allowance for credit losses and non-cash changes to reserves	1,351	—
Deferred income taxes	161	(107)
Discount accretion on investments and other	(249)	(1,390)
Changes in assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(23,943)	(4,188)
Inventories	(4,119)	9,826
Prepaid expenses and other assets	(4,356)	(2,758)
Accounts payable	6,063	(13,888)
Deferred revenue	13,155	14,956
Accrued and other liabilities	(6,342)	1,327
Net cash provided by operating activities	39,272	39,749
Cash flows from investing activities:
Purchases of property and equipment, including capitalized software	(5,326)	(5,778)
Purchases of short-term investments	(44,520)	(83,390)
Purchase of long-term investment	—	(12,500)
Acquisitions of businesses, net of cash acquired	(48,155)	—
Proceeds from maturities of short-term investments	24,989	65,000
Proceeds from sale of long-term investment	18,923	—
Net cash used in investing activities	(54,089)	(36,668)
Cash flows from financing activities:
Proceeds from employee stock plans	1,955	2,280
Repurchases of common stock	(30,276)	(16,149)
Net cash used in financing activities	(28,321)	(13,869)
Net decrease in cash and cash equivalents	(43,138)	(10,788)
Cash, cash equivalents, and restricted cash, at beginning of period	146,440	82,032
Cash, cash equivalents, and restricted cash, at end of period	$103,302	$71,244
Reconciliation of cash, cash equivalents, and restricted cash to Consolidated Balance Sheets
Cash and cash equivalents	$101,382	$71,244
Restricted cash	1,920	—
Total cash, cash equivalents, and restricted cash	$103,302	$71,244
Non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$382	$566
Stock-based compensation expense capitalized for software development	$778	$868

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (UNAUDITED)
(In thousands, except percentage data)

	Three Months Ended			Six Months Ended
	June 28, 2026	March 29, 2026	June 29, 2025	June 28, 2026	June 29, 2025
GAAP gross profit:
Subscriptions and services	$75,465	$75,417	$65,940	$150,882	$122,524
Products	(249)	(2,749)	(7,865)	(2,998)	(11,722)
Total GAAP gross profit	75,216	72,668	58,075	147,884	110,802
GAAP gross margin:
Subscriptions and services	81.1%	83.7%	84.3%	82.4%	83.3%
Products	(0.4)%	(4.6)%	(15.4)%	(2.4)%	(11.6)%
Total GAAP gross margin	48.2%	48.3%	44.9%	48.3%	44.6%
Stock-based compensation - Subscriptions and services cost	262	300	99	562	460
Stock-based compensation - Products cost	874	1,074	786	1,948	1,542
Amortization of software development cost	1,275	1,256	341	2,531	613
Amortization of intangible assets	1,217	—	—	1,217	—
Non-GAAP gross profit:
Subscriptions and services	78,219	76,973	66,380	153,975	123,597
Products	625	(1,675)	(7,079)	167	(10,180)
Total Non-GAAP gross profit	$78,844	$75,298	$59,301	$154,142	$113,417
Non-GAAP gross margin:
Subscriptions and services	84.1%	85.4%	84.9%	84.1%	84.1%
Products	1.0%	(2.8)%	(13.8)%	0.1%	(10.0)%
Total Non-GAAP gross margin	50.6%	50.1%	45.8%	50.3%	45.7%

GAAP net income	$3,028	$14,877	$3,124	$17,905	$2,289
Stock-based compensation expense	21,710	19,734	14,983	41,444	31,995
Depreciation and amortization	2,928	1,697	858	4,625	1,687
Acquisition-related expense	1,667	1,329	—	2,996	—
Other operating expense	1,871	106	216	1,977	241
Gain on sale of long-term investment	—	(6,423)	—	(6,423)	—
Interest income, net	(979)	(1,241)	(1,344)	(2,220)	(2,660)
Other (income) expense, net	(25)	(70)	407	(95)	605
Provision (benefit) for income taxes	432	415	(254)	847	248
Adjusted EBITDA	$30,632	$30,424	$17,990	$61,056	$34,405
Adjusted EBITDA margin	19.6%	20.2%	13.9%	19.9%	13.8%

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (UNAUDITED) (CONTINUED)
(In thousands, except percentage and per share data)

	Three Months Ended			Six Months Ended
	June 28, 2026	March 29, 2026	June 29, 2025	June 28, 2026	June 29, 2025
GAAP net income	$3,028	$14,877	$3,124	$17,905	$2,289
Stock-based compensation expense	21,710	19,734	14,983	41,444	31,995
Gain on sale of long-term investment	—	(6,423)	—	(6,423)	—
Others	6,360	2,776	708	9,136	1,005
Non-GAAP net income	$31,098	$30,964	$18,815	$62,062	$35,289

GAAP EPS - diluted	$0.03	$0.13	$0.03	$0.16	$0.02
Stock-based compensation expense	0.20	0.18	0.14	0.38	0.30
Gain on sale of long-term investment	—	(0.06)	—	(0.06)	—
Others	0.05	0.03	—	0.08	0.01
Non-GAAP EPS - diluted	$0.28	$0.28	$0.17	$0.56	$0.33

Weighted-average common shares outstanding:
Basic	108,123	106,995	103,885	107,569	103,060
Diluted	110,819	110,488	108,061	111,094	107,692

Free cash flow:
Net cash provided by operating activities	$11,408	$27,863	$8,830	$39,272	$39,749
Less: purchases of property and equipment, including capitalized software	(2,907)	(2,419)	(2,975)	(5,326)	(5,778)
Free cash flow (1)	$8,501	$25,444	$5,855	$33,946	$33,971
Free cash flow margin (1)	5.5%	16.9%	4.5%	11.1%	13.7%
_________________________
(1)    Free cash flow is calculated as net cash provided by operating activities less capital expenditures. Free cash flow margin is the free cash flow divided by revenue.

ARLO TECHNOLOGIES, INC.

SUPPLEMENTAL FINANCIAL INFORMATION (UNAUDITED)
(In thousands, except inventory turns, weeks of channel inventory, headcount, and per share data)

	As of and for the three months ended
	June 28, 2026	March 29, 2026	December 31, 2025	September 28, 2025	June 29, 2025
Cash, cash equivalents and short-term investments	$141,131	$167,498	$166,425	$165,544	$160,401

Accounts receivable, net	$63,607	$52,174	$39,666	$76,698	$61,450
Days sales outstanding	37	31	26	50	43

Inventories	$48,415	$43,958	$41,185	$44,371	$30,877
Inventory turns	5.2	5.7	5.9	6.4	7.7

Weeks of channel inventory:
U.S. retail channel	9.6	13.2	10.1	12.5	12.5
U.S. distribution channel	5.9	9.5	3.0	5.5	11.0
APAC distribution channel	5.5	8.6	5.2	3.7	8.2

Deferred revenue (current and non-current)	$51,799	$53,426	$38,615	$40,515	$42,544

Cumulative registered accounts (1)	13,569	13,052	12,141	11,792	11,237
Cumulative paid accounts (2)	6,303	6,005	5,687	5,396	5,115
Annual recurring revenue (ARR) (3)	$364,959	$356,921	$330,489	$323,150	$315,655

Headcount	384	369	376	374	382
Diluted shares	110,819	110,488	110,353	109,638	108,061
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(1)    Registered accounts at the end of a particular period are defined as the number of unique registered accounts on our platforms. The number of registered accounts does not directly correspond to the number of users. A single account may be shared by multiple users (which we consider as one account) and a single user may have multiple accounts (which we consider as multiple accounts).

(2)    Paid accounts at the end of a particular period are defined as any account worldwide where a subscription-based or otherwise recurring service fee was collected by Arlo (either directly from a user or from a partner).

(3)    ARR represents and is defined as the annualized paid subscriptions and services revenue we expect to recognize from subscription contracts, as calculated by taking the average paid subscriptions and services revenue per paid account of the reporting period multiplied by the number of paid accounts at the end of the reporting period.

REVENUE BY GEOGRAPHY
(In thousands, except percentage data)

	Three Months Ended						Six Months Ended
	June 28, 2026		March 29, 2026		June 29, 2025		June 28, 2026		June 29, 2025
Americas	$88,969	57.1%	$83,986	55.9%	$81,902	63.3%	$172,955	56.5%	$151,999	61.2%
EMEA	61,479	39.4%	60,665	40.3%	43,320	33.5%	122,144	39.9%	86,215	34.7%
APAC	5,489	3.5%	5,731	3.8%	4,183	3.2%	11,220	3.6%	10,257	4.1%
Total	$155,937	100.0%	$150,382	100.0%	$129,405	100.0%	$306,319	100.0%	$248,471	100.0%